SECURITIES AND EXCHANGE COMMISSION

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   FORM SB-2/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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THE GOLF ALLIANCE CORPORATION
(Exact Name of Small Business Issuer in its Charter)

NEVADA		35-2302128
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

12926 Morehead
Chapel Hill, North Carolina, 27517
(919) 969-2982
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Placeof Business)

12926 Morehead
Chapel Hill, North Carolina, 27517
(919) 969-2982
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.00001	800,000	$.10	$80,000	$2.46

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling security holders may sell their shares at privately negotiated prices until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices. There can be no assurance that a market marker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JANUARY       ,2008.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

800,000
THE GOLF ALLIANCE CORPORATION
SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 800,000 shares of our common stock can be sold by selling security holders at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.10 has been determined as the selling price based upon the original purchase price paid by the selling shareholders. The fixed price of $.10 prevents the selling shareholders from making any profit until such time as the Company’s shares are quoted on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY’S AUDITOR CONSIDERS US TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  January ___, 2008

ABOUT OUR COMPANY

General

The Golf Alliance Corporation was incorporated in the State of Nevada in July 2007.  We are a service-based firm that hopes to provide opportunities for golfers to play on private courses normally closed  to them because of membership requirements.  Initially, we hope to focus on obtaining agreements with private golf clubs in specified geographic regions of the country.  Eventually we hope to expand the reach of The Golf Alliance Corporation across all regions of the United States .

We are a development stage service company, and we anticipate that our development period will be executed in three stages. We are currently in our initial stages where we plan to obtain lists of private golf courses in our targeted regions and prepare to make initial contact with potential alliance candidates.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern. As of October 31, 2007, the Company had $58,650 in cash.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.10 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. The fixed price of $.10 prevents the selling shareholders from making any profit until such time as the Company’s shares are quoted on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations data for the three months ended October 31, 2007 is derived from our unaudited financial statements. The statement of operations and balance sheet data from inception (July 2, 2007) through July 31, 2007 are derived from our audited financial statements. The statement of operations and balance sheet data from inception (July 2, 2007) through October 31, 2007 are derived from our unaudited financial statements

	For The Three Months Ended October 31, 2007 (Unaudited)	From Inception- July 2, 2007 through July 31, 2007	From Inception – July 2, 2007 through October 31, 2007 (Unaudited)
STATEMENT OF OPERATIONS

Revenues	0	0	0
Total Operating Expenses	29,843	4,860	34,703
Net Loss	(29,884)	(4,879)	(34,703)

	For the Three Months Ended October 31, 2007 (Unaudited)	As of July 31, 2007
BALANCE SHEET DATA

Cash	58,650	150
Total Assets	58,950	150
Total Liabilities	11,143	3,899
Stockholders’ Equity (Deficit)	47,807	(3,749)

WHERE YOU CAN FIND US

Our business office is located at 12926 Morehead, Chapel Hill, North Carolina, 27517. This location is the home of our president, John Fahlberg, who supplies this office space to us rent free. Our telephone number is (919) 969-2982.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated Nevadain July 2007.  We have no revenues to date and have a limited operating history upon which an evaluation of our future success or failure can be made. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

OUR PLAN OF OPERATIONS STATES THAT WE WILL OBTAIN THE PARTICIPATION OF TWENTY PRIVATE GOLF COURSES WHICH MAY OR MAY NOT PROVE TO BE A FEASIBLE GOAL.

Our Plan of Operations indicates that we shall obtain the participation of twenty private golf clubs before attempting to enroll individual golfers into The Golf Alliance. If the goal of obtaining twenty private golf clubs proves to not be feasible the Company may require additional time in the initial start up period to obtain sufficient private club membership before attempting to implement its business plan. If the Company requires more time in the initial start up period, more funding may be necessary to continue marketing operations. If the Company can not implement its business plan or obtain sufficient funding to continue operations during an extended initial start up period it may become necessary for the Company to cease operations and seek alternative business plans.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR INDEPENDENT AUDITORS HAVE INCLUDED A GOING CONCERN OPINION AND RELATED DISCUSSION IN THE NOTES TO OUR FINANCIAL STATEMENTS.

It should be noted that our independent auditors have included a going concern opinion and related discussion in the notes to our financial statements. The auditors have included the going concern provision because we have incurred significant and recurring losses and have not as of yet incurred any revenues. The Company’s status as a development state company has caused our Auditors to have substantial doubts about our ability to continue as a going concern.

To date, we have incurred net losses of $34,763. Our working capital as of October 31, 2007 is $47,807 and on July 31, 2007 our working capital deficit was ($3,749). Until such time we receive additional debt or equity financing, or begin to receive significant revenues from operations, there is a risk that our auditors will continue to include a going concern provision in the notes to our financial statements. We may continue to incur losses as we spend additional capital to develop and market our products and services and establish our infrastructure and organization to support anticipated operations. To date we have not incurred any revenues. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Any of these factors could cause our stock price to decline and result in your losing a portion or all of your investment.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE, THE CONTINUED SERVICE, AND THE TIME DEVOTED TO THE COMPANY BY, JOHN FAHLBERG, OUR SOLE OFFICER AND DIRECTOR.

We are presently dependent to a great extent upon the experience, abilities and continued services of John Fahlberg, our sole officer and director. Mr. Fahlberg plans to devote 25% of his time to the development and growth of the Company. The loss of services of any of the management staff could have a material adverse effect on our business, financial condition or results of operation.

OUR SOLE OFFICER DIRECTOR AND EMPLOYEE, JOHN FAHLBERG, HAS LIMITED EXPERIENCE MANAGING PUBLIC COMPANIES

Mr. Fahlberg, our sole officer and director has only limited experience managing public companies. Mr. Fahlberg was President and Chief Executive Officer of Zycad Corporation, a public company, from 1985 to 1989. Mr. Fahlberg was also the Chief Financial Officer of Insignia Systems, Inc., a company that was taken public during Mr. Fahlberg’s tenure with the Company in 1993. Most recently, Mr. Fahlberg was President and Chief Executive Officer of New Age Translation, Inc. which became a public company in 2004.

WE DO NOT PRESENTLY HAVE IN PLACE AN EMPLOYEMENT AGREEMENT WITH JOHN FAHLBERG, OUR SOLE OFFICER AND DIRECTOR.

We presently do not have in place an employment agreement with John Fahlberg, our sole officer and director. Should the Company no longer be able to secure the services of Mr. Fahlberg, the loss of Mr. Fahlberg could have a material adverse effect on our business, financial condition or results of operations.

OUR SOLE EXECUTIVE OFFICER IS NOT CURRENTLY RECEIVING ANY COMPENSATION

Mr. Fahlberg is not currently receiving any compensation for his work as the Company sole executive officer. Mr. Fahlberg does not intend to take any form of salary until the Company’s annual revenues reach $2,000,000, at which time a reasonable salary shall be determined. Based upon the Company’s development status, Mr. Fahlberg is not expected to take a salary for the foreseeable future.

BECAUSE MR. FAHLBERG IS OUR SOLE OFFICER, DIRECTOR, AND EMPLOYEE WE MAY ENCOUNTER DIFFICULTIES IN DEVELOPING AND IMPLEMENTING ACCEPTABLE INTERNAL CONTROLS SURROUNDING OUR FINANCIAL REPORTING.

Mr. Fahlberg is our sole officer, director and employee, therefore the Company may experience difficulties in developing and implementing acceptable internal controls surrounding our financial reporting. As a reporting company we will be subject to certain requirements and standards which the Company may find more difficult to meet because the Company employs only Mr. Fahlberg as both its sole officer and director.

WE HAVE NO PLANS TO PAY DIVIDENDS.

To date, we have paid no cash dividends on our common shares.  For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

VOTING CONTROL OF OUR COMMON STOCK IS POSSESSED BY JOHN FAHLBERG. ADDITIONALLY, THIS CONCENTRATION OF OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF THE GOLF ALLIANCE THAT MIGHT OTHERWISE RESULT IN YOUR RECEIVING A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON STOCK.

The voting control of our common stock is in John Fahlberg, our chairman, president and chief executive officer. Mr.Fahlberg owns 5,000,000 shares of our Common Stock.Consequently, as of the date of this report; Mr. Fahlberg has the right to vote 5,000,000 shares of our common stock, representing 86.21% of the currently outstanding voting shares.

The result of Mr. Fahlberg's voting control is that he has the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of The Golf Alliance that might otherwise result in your receiving a premium over the market price for your common stock.

WHILE NO CURRENT LAWSUITS ARE FILED AGAINST THE COMPANY, THE POSSIBILITY EXISTS THAT A CLAIM OF SOME KIND MAY BE MADE IN THE FUTURE.

While no current lawsuits are filed against us, the possibility exists that a claim of some kind may be made in the future. While we will work to insure high product quality and accuracy in all marketing and labeling, no assurance can be given that some claims for damages will not arise. While we plan to properly insure ourselves with standard product liability insurance, there can be no assurance that this insurance will be adequate to cover litigation expenses and any awards to plaintiffs.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.10 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in October 2007 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we hope to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 800,000 shares of our common stock held by 40 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in October 2007. Each of these 40 shareholders purchasing our common stock sold in the Regulation D rule 506 offering were accredited investors.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 7, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
William T. Zanoni	20,000	20,000	0	0
Richard Davenport	20,000	20,000	0	0
Robert D. Russell	20,000	20,000	0	0
William A. Weinreich	20,000	20,000	0	0
Constance Claffey Larcher	20,000	20,000	0	0
John D. O’Brien (1)	20,000	20,000	0	0
Norton R. Schonfeld, Jr.	20,000	20,000	0	0
John R. Comer	20,000	20,000	0	0

Scott C. Norrick	20,000	20,000	0	0
Andrew C. Currie, Jr.	20,000	20,000	0	0
Kenneth B. Woodrow	20,000	20,000	0	0
William K. Loe	20,000	20,000	0	0
Philip A. Pfaffly	20,000	20,000	0	0
Paul Donley (2)	20,000	20,000	0	0
Thomas A. Skelton	20,000	20,000	0	0
Thomas R. Hunter (3)	20,000	20,000	0	0
Marc F.G. Pons	20,000	20,000	0	0
Michael T. Donley (2)	20,000	20,000	0	0
Barry Bauer	20,000	20,000	0	0
Thomas A. Peterson	20,000	20,000	0	0
Gary Kostow	20,000	20,000	0	0
Christian Conrad (4)	20,000	20,000	0	0
John C. Conrad (4)	20,000	20,000	0	0
Tracy C.H. Teal (3)	20,000	20,000	0	0
Darrell Maloney	20,000	20,000	0	0
Max Lloyd	20,000	20,000	0	0
Christopher J. Garrity	20,000	20,000	0	0
Kurt Schmidt	20,000	20,000	0	0
Alan Boyd	20,000	20,000	0	0
Gregory A. Rubin	20,000	20,000	0	0
Ross Feuerhelm	20,000	20,000	0	0
Lou Ann Fahlberg (5)	20,000	20,000	0	0
Melodye Aas (6)	20,000	20,000	0	0
S. Jack Sauer	20,000	20,000	0	0
John M. O’Brien (1)	20,000	20,000	0	0
Erin O’Brien (1)	20,000	20,000	0	0
Conor O’Brien (1)	20,000	20,000	0	0
Paul A. Moquist	20,000	20,000	0	0
Joyce E. Kobilka	20,000	20,000	0	0
Joseph C. Bastian	20,000	20,000	0	0

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners are related to one another or to any Officer or Director of the Company:

(1)                    John D. O’Brien is the father of John M. O’Brien, Erin O’Brien, and Conor O’Brien.
(2)                    Paul Donley is the father of Michael R. Donely
(3)                    Thomas R. Hunter is the father of Tracy C.H. Teal
(4)                    John C. Conrad is the father of Christian Conrad
(5)                    Lou Ann Fahlberg is John Fahlberg’s Sister-in-law
(6)                    Melodye Aas is John Fahlberg’s niece

Mr. Fahlberg is personally acquainted with all of our shareholders, and solicited their investment in the 506 private placement.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. The fixed price of $.10 has been determined as the selling price based upon the original purchase price paid by the selling shareholders. The fixed price of $.10 prevents the selling shareholders from making any profit until such time as the Company’s shares are quoted on the OTC Bulletin Board. Although our common stock is not listed on a public exchange, we hope to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $.10 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,

o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

o	through direct sales to purchasers or sales effected through agents,

o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. Therefore, the selling stockholders are deemed underwriters.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus.

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of October 30, 2007 are as follows:

NAME	AGE	POSITION

John Fahlberg	61	Chairman of the Board, President, Chief Executive Officer, Treasurer and Secretary

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

John Fahlberg, C.P.A.

Mr. Fahlberg owns and operates Fahlberg Consulting & Coaching which is a consulting service firm. Fahlberg Consulting & Coaching provides consulting services to development stage companies. Mr. Fahlberg has been President of Fahlberg Consulting & Coaching for six years. Mr. Fahlberg has been the President and Chief Executive Officer of The Golf Alliance since the Company’s inception in July of 2005. He plans to devote 25% of his time to the startup and operation of The Golf Alliance Corporation.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of October 30, 2007 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	John Fahlberg 12926 Morehead, Chapel Hill, NC 27517	5,000,000(1)	86.21%

(1)	The percent of class is based on 5,800,000 shares of our common stock issued and outstanding as of January 7, 2008.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.00001 par value per share. As of  January 7, 2008, 5,800,000 common shares were issued and outstanding. Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted on by the owners thereof at meetings of our shareholders.

All common shares are fully paid and non-assessable, with no personal liability attaching to the ownership.  The holders of common shares do not have cumulative voting rights which means that the holders of more than 50% of such outstanding common shares can elect all of the directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.00001 par value per share.  As of January 7, 2008, no shares of preferred stock were issued and outstanding.

Dividend Policy

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in July 2007 in the State of Nevada and 5,000,000 shares of common stock were sold to John Fahlberg.

DESCRIPTION OF BUSINESS

General

The Golf Alliance Corporation was incorporated in the State of Nevada in July 2007.  We are a service-based firm that hopes to provide opportunities for golfers to play on private courses normally closed  to them because of membership requirements.  Initially, we hope to focus on obtaining agreements with private golf clubs in specified geographic regions of the country.  Eventually we hope to expand the reach of The Golf Alliance Corporation across all regions of the United States.

Concept

Our goal is that golfers will no longer join a single private golf country club, but rather The Golf Alliance Corporation.  The current membership system makes multi-club membership for an individual expensive and impractical.  We hope that flexibility and variety will drive customers from single location memberships to a multi-regional and nationwide golf membership where we allow our members to play at numerous courses.  We hope to be a member at each different golf club and thus so will our members.  Our initial market consists of current and future members of new and under-utilized private golf clubs in our regional area.

Currently, if a golfer wants to play at a private golf course, the golfer must either join that club, or find someone to bring them on as a guest.  The current system, setup by golf club owners, allows only members or their guests to play their respective courses.  This makes it almost impossible for someone to play a variety of private courses with any regularity, which forces golfers to give up this desired variety and flexibility to instead play at one particular private golf club.  Public golf clubs, on the other hand, provide the flexibility the golfers are looking for, but at the expense of quality and membership privileges.

Our initial entry will be in the concentrated golf course areas of Florida , New York , New Jersey , Connecticut and Washington   D.C.   Golfers that join The Golf Alliance will be members at all Golf Alliance courses. It is the intention of The Golf Alliance Corporation to attract private clubs that are near one another in the geographic markets the Company has selected. This will allow member golfers to play different courses near where they live. As one of the benefits of becoming a member of The Golf Alliance golfers will also able to choose to play other member course of interest when traveling.

After we have penetrated these markets our growth with turn towards the major urban and then suburban areas of the United States . We hope clubs that are not in participation with us will be inclined to join to gain access to our members.

Before golf clubs join The Golf Alliance, club owners and club boards of directors will have to approve the decision. In member owned clubs this will most likely require a membership vote. Member golfers of The Golf Alliance will be limited to 10 rounds of golf per member golf course per year. Therefore, the possibility that current members of golf clubs voting as to whether or not their club should join the Alliance will resent or reject the idea is reduced because of the limited impact imposed upon these members.

The following table summarizes the pricing structure for the Golf Alliance:

Level	Initiation Fee	Mo. Fee	Benefits
Family	10,000	350	▫ Full Lifetime Family Membership for Member and Spouse plus playing option for children under 18 years of age. ▫ Cart Fee only ▫ Maximum 10 Rounds per Club per Year
Single	7,000	250	▫ Full Lifetime Single Membership for Member ▫ Cart Fee only ▫ Maximum 10 Rounds per Club per Year
Uplift	5,000	Variable upon Family or Single Membership	▫ Full Single / Lifetime Family ▫ Cart Fee only ▫ No Maximum Rounds per Club per Year

Individual golf clubs will receive a portion of these fees based upon the level of usage by Golf Alliance members.

Industry

Customer and End User

We project that our customer base will be comprised of two types of customers:  corporate and individual members.  These customer types will have different influencers and motivating factors that drive their desire to join us.

The corporate customer can be defined as those businesses that rely heavily on sales people who entertain their clients often and which have executives who are dispersed across the country.  They have largely been shut out of many private clubs due to the inflexibility that they provide to the corporation.  Corporations often can not afford to provide entertainment facilities for their executives and sales people at reasonable prices due to the vast number of employees that many of these corporations employ.  Our services will provide these executives and sales people access to numerous golf club facilities in different regional areas.  Multiple players could be added to one corporate membership.

We hope the individual customer is willing to pay a premium for added flexibility and would enjoy being a member of multiple clubs due to variety of play.  Current members of clubs would be given the option to upgrade their current membership into our alliance for an additional fee.  These members would then no longer pay their club’s monthly dues, but would instead pay us directly and gain access to the rest of the clubs in our alliance.

Retention of members will be driven be the desire for continued variety and future growth in the number of our participating golf clubs. Our business plan hopes to retain golf clubs by fees paid and continued revenue brought to the clubs by our services.

Our most important attribute rests in the additional private clubs and quality golf courses that would now be available to those who could not previously enjoy them.  We offer the value of flexibility and variety to golfers. Joining a private golf club requires both ample funds and commitment. The golfer is not only committing a large amount of money to a particular club, but also committing to playing the same golf course.  This commitment to a particular golf course can be increased with the monthly dues and restaurant minimums that are required for golf club membership.  The more commitments that are made to a particular club the less flexibility and variety are available to that golfer.  Our service eliminates the need to make a financial commitment to any one particular club and by doing so we open the doors to numerous courses golfers would not otherwise have the means to patron.

Competition

Our competitors can be categorized into three major groups and they are (i) individual golf courses (“IGCs”) and country clubs, (ii) IGCs and country clubs with reciprocity agreements, and (iii) other golf alliances.  The IGCs and country clubs are competitors because to entice individuals or corporations (“customers”) to join us there must be a perception of value received by the customer.  IGCs with reciprocity agreements are more direct competitors than the former because these organizations offer the customer to play at more than one golf course, albeit on a much more limited basis than we offer.  Other alliances are our direct competitors.  These organizations can be divided into two principal groups; nationwide and regional competitors.

The current companies in competition with The Golf Alliance are limited to private regional providers, incentive programs or corporate owned properties.  The most notable regional provider is the Georgia Alliance of Private Clubs.  This alliance is a partnership between 26 business, golf and tennis, and athletic clubs in the Atlanta area.  It is a private alliance built between the different clubs that allows its members to enjoy slight discounts outside their home club.  Membership in the club is an option to members of the 26 member clubs and is an extra charge.  The services provided by the Georgia Alliance are very similar to that of the Golf Alliance but on a much smaller and limited regional scale.

ClubCorp is a well known golf club membership company that owns and runs over 170 courses in the United States, mostly located in Texas, Florida and California.  Their membership package allows for shared membership in all ClubCorp courses, but only at ClubCorp courses.  ClubCorp has built few courses over the past 5 years and it seems their expansions have stalled. Additionally, ClubCorp Inc., the entity that created ClubCorp, was recently purchased by KSL Capital Partners, LLC.  Their future plans for expansion are unknown.

Perhaps the most notable competitor is InVicta, the only major nationwide group.  InVicta has club affiliation in 36 states and claims to have 1,000 club affiliations, but has limited services.  They primarily offer their member a 20-30% price reduction on golf rounds off guest rates.  This operates more as a quasi-membership organization, as InVicta members have limited access to private clubs and pay higher prices.  Members have some ability to play a variety of courses, but are never truly members of the affiliated clubs.  In general, InVicta offers price reductions at public courses and access to few private courses.

Marketing Awareness Plan

Target Audience
Our goal is to become the premiere membership golf community; offering the most courses, providing the best service, and making the consumer’s golf experience the best and most affordable it can possibly be.  Our objective and philosophy is to attract new member golf clubs and core golfers to join the ever-expanding web of private golf clubs across the United States and eventually abroad.  The more private clubs that join, the more appeal we will have and the more resources the company will have at hand which will help to lower operating costs and thus reduce membership fees, thereby attracting more and more avid golfers.  Ultimately, we hope to expand oversees as well as target the top tier private golf course community in the U.S.

Our primary target audience four our marketing effort consists of separate groups, each of which we hope to market to in vastly different ways.  The first group includes the new and up-and-coming private golf courses in the Northeast and Southeast United States .  These are clubs that are not considered top tier.  They are struggling to attract members and thus would benefit greatly from an alliance like the one proposed.  They may be located in regions where there is already one or more established private clubs and therefore members are reluctant to make the switch – golfers are content with their current situation.  They may also be located in relatively remote, unpopulated areas where it is difficult to generate new members.

The next group consists of already established private golf clubs across Northeast and Southeast United Statesthat see the potential benefit of joining such an alliance – increased membership.  These clubs have been in existence more than two years but may be searching for additional members due to low current numbers or expansion of their facility (adding a second 18 holes, etc.).

Once these two groups are recognized, the next step is to target the end users, the golfers themselves.  This group can not be targeted prematurely or they will not be enticed to join due to too few course options.  A solid number of the private clubs must be established prior to marketing to the core golfers.

Specific Customer:  New and under-membered private golf clubs in the Northeast and Southeast U.S.

End User:	Primary	- Core male golfers, age 45-54, with household income over $75,000.
	Secondary	- Core male golfers, age 55-74, with household income over $75,000.

Roll-Out Strategy

Phase I – Personal Selling Effort to Initial Private Club Targets

Our first step in the marketing plan is to contact private clubs in the two selected regions to provide information to them about the benefits of joining our alliance.  Because most of these private clubs will not be familiar with the concept of an alliance of private golf clubs, a professional and informative fact sheet will be developed to send to the selected target private clubs once contacted.  A web site with more detailed information for both golf clubs and prospective individual members also will be created.  We plan to contact 100 selected private clubs in the two markets once the materials and website have been developed.  Our President and CEO, John Fahlberg, will handle all duties associated with this phase.  It is expected that this initial selling process will be time consuming and will require multiple contacts with each prospective club.  It is expected that this phase will take approximately one year.

Phase II – Building private club base

Once we have signed up 20 private clubs we hope to launch an expanded marketing program to the remaining private clubs.  When we have 20 clubs signed up it should make it easier to attract additional clubs.  The following marketing programs will be launched to attract additional private clubs:

-	Press releases through local news publications touting our services and our private club members.

-	Direct mail to the remaining clubs in the target markets indicating that 20 clubs have joined us, along with information about the benefits of joining our alliance.

-	E-mails to the General Managers and Presidents of the Boards of Directors of the targeted clubs with similar information contained in the direct mail piece.

-
Follow-up telephone call to each club two weeks after the direct mail drop and email to assess interest.   Once a club expresses interest, it is expected that the selling process will be similar to Phase I efforts.  The time frame may be shortened as prospective new clubs will be able to call clubs that already joined to get their advice and to ask why they joined and how they obtained board and membership approval.   We estimate that this effort will last approximately six to nine months with the goal of gaining an additional 20 clubs to the Alliance .

Phase III – Sales Promotion and Advertising to Core Golfers (End Users)

With an established member base, the next phase is to begin targeting the end user, the core golfer.  We believe that through a targeted marketing effort to this segment can not only gain new members but also generate interest for our alliance through the power of word of mouth. It is believed that those who hear our message will mention it to friends and family while playing golf.  The more interest that can be created among core golfers, the more private clubs will want to sign on to accommodate these golfers.  The marketing plan to attract golfers includes the following:

-	Purchase a mailing list from Golf Digest, Golf Magazine or Golf Travel & Leisure.

-	Direct mail postcards to potential golfers with information on our alliance and a postage paid response for those wanting more information.

-	Make phone calls to those golfers that requested further information. We expect that this will require hiring and training telesales individuals to make the calls.

-	Update our web site to show the private clubs that have joined our alliance and to allow golfers to join us via the website.

We hope to attract 1,000 golfers through these efforts.  This effort is expected to take approximately six months.

Product

Design Model

We hope to target middle tier regional private golf clubs that are under subscribed or new.  These courses will likely be more open to joining The Golf Alliance than long standing, higher end private clubs that are more likely to have full memberships. Our initiation fee and dues structure was developed based on targeting these types of private clubs. Since golfers that are not private club members can’t play these middle tier clubs currently, we believe they will be inclined to join to gain access to private clubs that they couldn’t afford to play before. We hope to avoid the competitive upper tier golf club market that is dominated by our competition.  Our positioning strategy is first to sign on an adequate number of targeted private golf clubs as members into the alliance and then to target the core golfer market and obtain golf members.  Once an established number of golf clubs and core golfers are obtained, we expect that it will become easier to continue to sign on new member clubs and golfers.

Before we can become fully operational we must first collect marketing data and produce materials.  Our President, John Fahlberg, will lead the effort to develop marketing and sales materials necessary to begin approaching golf clubs.  During our first year, it is expected that John Fahlberg will focus upon signing golf clubs into the alliance and achieving a solid membership of 10 courses in each of two regions.  Upon completion of these goals in the first year, it is expected that he will change focus from signing new clubs to signing golfers.  The new golf members will pay the Initiation Fee and Monthly Fees according to the level of membership the golfer decides.

Our main headquarters and operations department in Chapel Hill, NC.  However, we are truly run by the individual private golf club members.  We expect that our corporate office will be responsible for financial matters including generating fee structure and income.  Our business plan expects the core golfer to pay their entire membership dues directly to the Company  and then we would then pay the individual private clubs their portion.  We expect that the core golfers will pay cart fees, restaurant minimums and any additional club benefits directly to the private clubs.

 We expect the corporate office to also be responsible for all of our marketing efforts and new business generation, including direct sales, advertising, public relations and promotion.  We expect the initial sales effort will be conducted by our President and CEO.  He will be solely responsible for Golf Alliance operations and sales through Phase I and II. Mr. Fahlberg will continue to handle most of the efforts of Phase III. He will be responsible for obtaining mailing lists, directing the development of marketing materials and getting direct marketing materials disseminated to potential members. Additional support will be hired on a part time basis during Phase III to make telesales to prospective members.

We are designed to be a central entity with direct contact with both private clubs in its membership and the core golfers that have joined.  Both target groups will have access to all services we provide and are expected to direct all inquiries to corporate.  We are strictly a service-oriented company, with no bricks-and-mortar features other than the corporate office.  We expect the corporate office will be staffed with a 1-800 call center responsible for all payment transactions and any inquiries that either the private clubs or the individual golfers may have.  However, the call center is not responsible for making tee times or any other type of event scheduling for individual golfers.  Should a member be unable to play one of our participating golf courses at a certain time due to overbooking, it is the private club’s responsibility to deal with the situation.

In order to obtain exclusivity, we hope to contractually prohibit all member golf clubs from joining any other golf management system.  All private clubs we target will not have any other current relationships with golf management companies.  Our objective is to differentiate ourselves from all other management systems through the courses it chooses and its clientele.

Operations and Supply Chain

We have been constructed to provide a maximum amount of value to golf clubs and golfers at a minimum cost.  By not actually owning the golf courses, clubs or any significant assets, we hope to be able to limit total costs.  Our model is essentially a service based model that links the needs and desires of both golf courses and golfers with each other for mutual benefit.

By doing this, we expect to be able to take a percentage of total revenue (Initiation and Monthly Fees) while delivering the majority of the revenue to the golf clubs.  We expect our major cost outlays to be our marketing/advertising budget. There is essentially no variable cost per transaction after year 1 and therefore we will operate at significant margins.

The goal of our model is to keep the current player/golf course relationship intact.  The golfer will continue to call the desired course for tee times and general availability times.  Each member will be given a membership number which will be required when making tee times or dinner reservations.  We expect this process to allow us to limit the total cost incurred in providing services, and to track the number of rounds played by each member at each golf club.  This information will be used when calculating the payment to each golf course each month.

We have essentially adopted an outsourcing model where the actual golf course ownership and maintenance is done through the privately owned golf courses.  This design allows for little upfront and ongoing costs.  We hope to bring the value of new members to our member golf courses.  We expect the value brought to the golfers will be the flexibility and variety of play that was not previously available through the traditional golf course membership system.

We hope to receive revenue through Initiation and Monthly Fees.  Since most golf members prefer to join in the spring time, we hope to see a significant jump in revenue during the second quarter of each year.  We expect that the Monthly Fees paid by the members will provide a steady stream of revenue and cash flow throughout each year.

We expect that our success will depend on the number and quality of golf courses that we sign.  Our first year is the most pivotal to our overall success.

Membership will be subject to the terms and conditions set forth in the membership contracts.  These contracts will be drawn up during our first year of operations.  In short, the member golf courses will be signed up for a predetermined amount of time, as negotiated with the golf courses.  Golf members will be granted a lifetime membership, as long as Monthly Fees are paid.  Withdrawal by golf members is permitted at anytime, but the Initiation Fee is nonrefundable.

Because the Company is still in its initial development stages the Company’s operating expenses largely consist of professional fees.   For the first year of the Alliance , there will be no revenue generated and therefore the Company will operate at a loss.  The Company has successfully raised $80,000 through its private placement and expects that this will be sufficient for the Company to proceed through Phase I and Phase II of the Company’s Plan of Operations. If the Company is able to complete the first two phases of its Plan of Operations within the estimated cost ranges as outlined in the Plan of Operations, the Company expects that it will only require an additional funding of $50,000 to complete Phase III. Therefore, funding will be necessary for the Company to complete Phase III of the Company Plan of Operations.

MANAGEMENT DISCUSSION AND ANALYSIS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

           We have not begun operations.

    1.          We raised $80,000 through our private placement.  We can now begin to implement our plan to provide opportunities for golfers to play private courses normally closed to them because of membership requirements.  Initially we hope to focus on obtaining agreements with private golf clubs in two specific regions of the country.  Eventually, we hope to expand across the country.

    2.          We expect all business functions will be coordinated and managed by the founder of the Company, John Fahlberg.  He will be the sole employee through the early stages of the company and will conduct all administrative, marketing, sales and operations functions.  He plans to devote about 25% of his time to the Company.

    3.          The first goal of the Company is to enroll 20 private golf clubs.

    4.          The initial task will be to contact 100 private golf clubs in the northeast and southeast sections of the country to determine interest in joining our alliance.  The list of 100 private clubs will be developed by purchasing and researching the private club data base developed by the National Golf Foundation. We expect this to cost less than $1,000 and take 30 days.

    5.          Once the initial list is assembled, follow up phone calls and emails will be placed to these clubs to get more specific information on the club, including the number of members, whether the membership is full, contact information for the President and General Manager of the club, etc. The Company anticipates that Mr. Fahlberg will begin contacting private clubs by the end of the first quarter of 2008.  Once Mr. Fahlberg begins this process we expect it will take him 60 to 90 days to complete it.

    6.          Marketing materials regarding the Company will be developed to inform the private clubs about the merits of joining our alliance.  We expect this to cost $1,000 to $3,000 and take 30 to 60 days.

    7.          We hope to develop a Company website to provide information on the Company.  We expect this to cost $1,000 to $3,000 and to be completed by the end of the first quarter of 2008.

    8.          We hope to develop a detailed information package explaining how private clubs would operate within our system.  This should take 30 to 60 days.

    9.          We hope to mail marketing materials to the selected clubs.  This should cost less than $200 and take less than 30 days.

    10.       Follow up phone calls and emails will be made/sent to assess interest of the 100 selected clubs once they have received the marketing materials.  This should take 60 to 90 days.

    11.          We expect to send information packages to those clubs that have expressed interest in joining our alliance.  This should cost less than $200 and will take less than 30 days.

    12.           Follow up phone calls and emails will be made/sent to the clubs once they have received the information packages to determine if they have decided to join the alliance.  This should take 30 to 60 days.

    13.           An enrollment package will be sent to those clubs that have indicated they would join.  This will cost less than $200 and take less than 30 days.

    14.           Follow ups will continue to those clubs to get the enrollment packages completed and returned.

    15.          The goal is to get at least 20 private clubs enrolled during this process.  The contacting and follow up process will continue until that goal has been reached or determined that it is not feasible. If getting 20 private clubs to join proves to not be feasible the Company must either cease operations or attempt to raise more money to develop and execute a more feasible business strategy.

    16.            Once the initial 20+ clubs have enrolled, a marketing program will be developed to attract 20 more clubs into the alliance.  This program will include sending information to private clubs informing them which clubs have joined, providing names, phone numbers and email addresses of Club Presidents and General Managers of those clubs that have joined for their follow up.  The Company will also request that Club Presidents and General Managers of clubs that have joined the alliance to contact other private clubs in their areas to promote the concept.  This process cost less than $500 and will take 90 to 120 days.

    17.            Once 40+ clubs have joined our alliance a marketing program will be developed to attract golfers to the alliance.  This will include purchasing a mailing list from Golf Digest, Golf Magazine or Golf Travel & leisure, direct mailing postcards to golfers, following up on responses to the mailing and enrolling golfers in the alliance.  This will require hiring some part-time telesales people to follow up on respondents and to contact others on the mailing list.  The initial goal will be to attract 1000 golfers to the alliance.  This process should take 6 to 9 months and cost $30,000 to $50,000.

Limited Operating History

We have generated less than one full year of financial information and have not previously demonstrated that we will be able to expand our business through an increased investment in our product line and/or marketing efforts. We cannot guarantee that the expansion efforts described in this Registration Statement will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our new products and/or sales methods.

If financing is not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

Results of Operations

For the period from inception through October 31, 2007, we had no revenue. Expenses for the period totaled $34,703 resulting in a loss from operations of $34,703. Expenses of $34,703 for the period consisted of $3,164 for general and administrative expenses, $31,539 for professional fees.

Capital Resources and Liquidity

As of October 31, 2007 we had $58,650 in cash.

We believe we can satisfy our cash requirements for the next twelve months with our current cash. However, completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without adequate revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our profit, revenue, and growth goals.

We anticipate that our operational, and general and administrative expenses for the next 12 months will total approximately $50,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

DESCRIPTION OF PROPERTY

Our principal executive office location and mailing address is 12926 Morehead, Chapel Hill, North Carolina, 27517. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In July 2007, 5,000,000 restricted Shares of common stock were sold to our founder, John Fahlberg. The shares were sold pursuant to the exemption from registration contained in Section 4(2) of the Act. No commission was paid to anyone in connection with the sale of Shares to Mr. Fahlberg.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 41 shareholders of our common stock.

Rule 144 Shares

As of January 7, 2008, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After July 2008, the 5,000,000 shares issued to John Fahlberg will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After October 2008, the 800,000 shares of our common stock held by the forty shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 80,000 shares of our common stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended October 31, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

John Fahlberg President, Chief Executive Officer, Treasurer, Secretary and Director	2007	$0	0	0	0	0	0	0	$0

Option Grants Table.There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through October 31, 2007.

Aggregated Option Exercises and Fiscal Year-End Option Value Table.There were no stock options exercised during period ending October 31, 2007, by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C.Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

THE GOLF ALLIANCE CORPORATION
(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

FINANCIAL STAEMENTS AS OF OCTOBER 31, 2007 (UNAUDITED)

PAGE	F-1	CONDENSED BALANCE SHEET AS OF OCTOBER 31, 2007 (UNAUDITED)

PAGE	F-2	CONDENSED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED OCTOBER 31, 2007 AND FOR THE PERIOD FROM JULY 2, 2007 (INCEPTION) TO OCTOBER 31, 2007 (UNAUDITED)

PAGE	F-3	CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY) FOR THE PERIOD FROM JULY 2, 2007 (INCEPTION) TO OCTOBER 31, 2007 (UNAUDITED)

PAGE	F-4	CONDENSED STATEMENT OF CASH FLOWS FOR THE THREE MONTHS ENDED OCTOBER 31, 2007 AND FOR THE PERIOD FROM JULY 2, 2007 (INCEPTION) TO OCTOBER 31, 2007 (UNAUDITED)

PAGES	F-5 - F-8	NOTES TO UNAUDITED FINANCIAL STATEMENTS

FINANCIAL STAEMENTS FOR THE PERIOD FROM JULY 2, 2007 (INCEPTION) TO JULY 31, 2007

PAGE	F-9	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-10	BALANCE SHEET AS OF JULY 31, 2007

PAGE	F-11	STATEMENT OF OPERATIONS FOR THE PERIOD FROM JULY 2, 2007 (INCEPTION) TO JULY 31, 2007.

PAGE	F-12	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM JULY 2, 2007 (INCEPTION) TO JULY 31, 2007

PAGE	F-13	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JULY 2, 2007 (INCEPTION) TO JULY 31, 2007.

PAGES	F-14 - F-17	NOTES TO FINANCIAL STATEMENTS

The Golf Alliance Corporation
(A Development Stage Company)
Condensed Balance Sheet
October 31, 2007
(Unaudited)

ASSETS

Current Assets
Cash	$58,650
Prepaid Expense	300

Total Assets	$58,950

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts Payable and accrued expenses	$11,143
Total Liabilities	11,143

Stockholders' Deficiency
Preferred stock, $0.00001 par value; 10,000,000 shares authorized,
none issued and outstanding	-
Common stock, $.00001 par value; 100,000,000 shares authorized, 5,800,000
issued and outstanding	58
Additional paid-in capital	82,512
Deficit accumulated during the development stage	(34,763)

Total Stockholders' Equity	47,807

Total Liabilities and Stockholders' Equity	$58,950

See accompanying notes to condensed financial statements.

The Golf Alliance Corporation
(A Development Stage Company)
Condensed Statement of Operations
(Unaudited)

		For the Period
	For the Three Months Ended	From July 2, 2007 (Inception) to
	October 31, 2007	October 31, 2007
Operating Expenses
Professional fees	$27,759	31,539
General and administrative	2,084	3,164
Total Operating Expenses	29,843	34,703

Loss from Operations	(29,843)	(34,703)

Other Expenses
Interest Expense	(41)	(60)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(29,884)	(34,763)

Provision for Income Taxes	-	-

NET LOSS	$(29,884)	$(34,763)

Net Loss Per Share - Basic and Diluted	$(0.01)

Weighted average number of shares outstanding
during the period - basic and diluted	5,417,143

See accompanying notes to condensed financial statements.

The Golf Alliance Corporation
(A Development Stage Company)
Condensed Statement of Stockholders' Equity (Deficiency)
For the period from July 2, 2007 (Inception) to October 31, 2007
(Unaudited)

						Deficit
	Preferred Stock		Common stock		Additional	accumulated during	Total Stockholder's
	Shares	Amount	Shares	Amount	paid-in capital	development stage	Equity (Deficiency)

Balance July 2, 2007	-	$-	-	$-	$-	$-	$-

Common stock issued for servics to founder ($0.00001)	-	-	5,000,000	50			50

In kind contribution of services					1,080		1,080

Net loss for the period July 2, 2007 (inception) to July 31, 2007	-	-	-	-	-	(4,879)	(4,879)

Balance, July 31, 2007	-	$-	5,000,000	$50	$1,080	$(4,879)	$(3,749)

Common stock issued for cash ($0.10 per share)			800,000	8	79,992		80,000

In kind contribution of services					1,440		1,440

Net loss for the period ended October 31, 2007						(29,884)	(29,884)

Balance, October 31, 2007	-	-	5,800,000	58	82,512	(34,763)	47,807

See accompanying notes to condensed financial statements.

The Golf Alliance Corporation
(A Development Stage Company)
Condensed Statement of Cash Flows
(Unaudited)

	For the Period
	from	July 2, 2007
	For the Three	(Inception)
	Months Ended	to
	October 31, 2007	October 31, 2007

Cash Flows From Operating Activities:
Net Loss	$(29,884)	$(34,763)
Adjustments to reconcile net loss to net cash used in operations
In-kind contribution of services	1,440	2,520
Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses	10,344	11,143
Increase in preapaid expenses	(300)	(300)
Net Cash Used In Operating Activities	(18,400)	(21,400)

Cash Flows From Financing Activities:
Repayment of loan payable- related party	(3,100)	(3,100)
Proceeds from loan payable-related party		3,100
Proceeds from issuance of common stock	80,000	80,050
Net Cash Provided by Financing Activities	76,900	80,050

Net Increase in Cash	58,500	58,650

Cash at Beginning of Period	150	-

Cash at End of Period	$58,650	$58,650

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

See accompanying notes to condensed financial statements.

THE GOLF ALLIANCE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF OCTOBER 31, 2007
(UNAUDITED)

NOTE 1      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information.  Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation.  The results for the interim period are not necessarily indicative of the results to be expected for the year.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At October 31, 2007 the Company had no cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.”  As of October 31, 2007 there were no common share equivalents outstanding.

THE GOLF ALLIANCE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF OCTOBER 31, 2007
(UNAUDITED)

(E) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”).  Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option.

THE GOLF ALLIANCE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF OCTOBER 31, 2007
(UNAUDITED)

 However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

NOTE 2      STOCKHOLDERS’ EQUITY (DEFICIENCY)

(A) Common Stock Issued for Cash

For the period ending October 31, 2007, the Company entered into stock purchase agreements to issue 800,000 shares of common stock for cash of $80,000 ($0.10/share).

On July 24, 2007, the Company issued 5,000,000 shares of common stock for $50 ($0.0001/sh).

THE GOLF ALLIANCE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF OCTOBER 31, 2007
(UNAUDITED)

(B) In-Kind Contribution

As of July 31, 2007 the shareholder of the Company contributed $1,440 of services on behalf of the Company (See Note 3).

For the period ending July 31, 2007 the shareholder of the Company contributed $1,080 of services on behalf of the Company (See Note 3).

(C) Amendment to Articles of Incorporation

On July 6, 2007 the Company amended its Articles of Incorporation to decrease the par value to $0.00001 per share from $0.001 par value.

NOTE 3      RELATED PARTY TRANSACTIONS

During the period ended October 31, 2007, the Company received $3,100 from a principal stockholder. Pursuant to the terms of the loan, the loan bears interest at 8%, is unsecured and matures on July 31, 2008.  At October 31, 2007, the Company had recorded $61 of related accrued interest payable.  The Company repaid $3,100 of a stockholder loan and $61 of accrued interest  as of October 31, 2007.

For the period ended October 31, 2007 the shareholder of the Company contributed $2,520 of services on behalf of the Company (See Note 2 (B)).

            NOTE 4      GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations and has a net loss since inception of $34,763 and used cash in operations of $21,400 for the period from July 2, 2007 (inception) to October 31, 2007.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
The Golf Alliance Corporation
(A Development Stage Company)

We have audited the accompanying balance sheet of The Golf Alliance Corporation (A Development Stage Company) as of July 31, 2007 and the related statements of operations and changes in shareholders’ deficiency and cash flows for the period from July 2, 2007 (inception) to July 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of The Golf Alliance Corporation (a Development Stage Company) as of July 31, 2007 and the results of its operations and its cash flows for the period from July 2, 2007 (inception) to July 31, 2007 conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company is in the development stage with no operations has a net loss from inception of $4,879 and used cash in operations of $3,000. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning this matter are also described in Note 4. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.

Boynton Beach, Florida
October 8, 2007

The Golf Alliance Corporation
(A Development Stage Company)
Balance Sheet
As of July 31, 2007

ASSETS

Current Assets
Cash	$150

Total Assets	$150

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts Payable and accrued expenses	$799
Loans payable - related party	3,100
Total Liabilities	3,899

Stockholders' Deficiency
Preferred stock, $0.00001 par value; 10,000,000 shares authorized,
none issued and outstanding	-
Common stock, $.00001 par value; 100,000,000 shares authorized, 5,000,000
issued and outstanding	50
Additional paid-in capital	1,080
Deficit accumulated during the development stage	(4,879)

Total Stockholders' Deficiency	(3,749)

Total Liabilities and Stockholders' Deficiency	$150

The Golf Alliance Corporation
(A Development Stage Company)
Statement of Operations
For the Period from July 2, 2007 (Inception) to July 31, 2007

Operating Expenses
Professional fees	$3,780
General and administrative	1,080
Total Operating Expenses	4,860

Loss from Operations	(4,860)

Other Expenses
Interest Expense	(19)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(4,879)

Provision for Income Taxes	-

NET LOSS	$(4,879)

Net Loss Per Share - Basic and Diluted	$(0.00)

Weighted average number of shares outstanding
during the period - basic and diluted	1,206,896

The Golf Alliance Corporation
(A Development Stage Company)
Statement of Stockholders' Deficiency
For the period from July 2, 2007 (Inception) to July 31, 2007

						Deficit
						accumulated
	Preferred Stock		Common stock		Additional	during	Total
					paid-in	development	Stockholder's
	Shares	Amount	Shares	Amount	capital	stage	Deficiency

Balance July 2, 2007	-	$-	-	$-	$-	$-	$-

Common stock issued for servics to founder ($0.00001)	-	-	5,000,000	50			50

In kind contribution of services					1,080		1,080

Net loss for the period July 2, 2007 (inception) to July 31, 2007	-	-	-	-	-	(4,879)	(4,879)

Balance, July 31, 2007	-	$-	5,000,000	$50	$1,080	$(4,879)	$(3,749)

The Golf Alliance Corporation
(A Development Stage Company)
Statement of Cash Flows
For the period from July 2, 2007 (Inception) to July 31, 2007

Cash Flows From Operating Activities:
Net Loss	$(4,879)
Adjustments to reconcile net loss to net cash used in operations
In-kind contribution of services	1,080
Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses	799
Net Cash Used In Operating Activities	(3,000)

Cash Flows From Financing Activities:
Proceeds from loan payable- related party	3,100
Proceeds from issuance of common stock	50
Net Cash Provided by Financing Activities	3,150

Net Increase in Cash	150

Cash at Beginning of Period	-

Cash at End of Period	$150

Supplemental disclosure of cash flow information:

Cash paid for interest	$-
Cash paid for taxes	$-

THE GOLF ALLIANCE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

NOTE 1                 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

The Golf Alliance Corporation (a development stage company) (the "Company") was incorporated under the laws of the State of Nevada on July 2, 2007.  The Golf Alliance Corporation is a service-based firm that will provide opportunities for golfers to play on private golf courses normally closed to them due to the membership requirements of the private clubs.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At July 31, 2007 the Company had no cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.”  As of July 31, 2007 there were no common share equivalents outstanding.

(E) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”).  Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

THE GOLF ALLIANCE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007
F-7 Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  As of July 31, 2007, the Company has a net operating loss carryforward of approximately $4,879 available to offset future taxable income through 2027.  The valuation allowance at July 31, 2007 was $1,659.  The net change in the valuation allowance for the period ended July 31, 2007 was an increase of $1,659.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Revenue Recognition

The Company recognized revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(H) Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

THE GOLF ALLIANCE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

 NOTE 2                 STOCKHOLDERS’ DEFICIENCY

(A) Common Stock Issued for Cash

On July 10, 2007, the Company issued 5,000,000 shares of common stock for $50 ($0.0001/sh).

(B) In-Kind Contribution

As of July 31, 2007 the shareholder of the Company contributed $1,080 of services on behalf of the Company (See Note 3).

(C) Amendment to Articles of Incorporation

On July 6, 2007 the Company amended its Articles of Incorporation to decrease the par value to $0.00001 per share from $0.001 par value.

NOTE 3                 RELATED PARTY TRANSACTIONS

During the period ended July 31, 2007, the Company received $3,100 from a principal stockholder. Pursuant to the terms of the loan, the loan bears interest at 8%, is unsecured and matures on July 31, 2008.  At July 31, 2007, the Company had recorded $19 of related accrued interest payable.

For the year ended July 31, 2007 the shareholder of the Company contributed $1,080 of services on behalf of the Company (See Note 2 (B)).

NOTE 4                  GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations and has a net loss since inception of $4,879 and used cash in operations of $3,000 for the period from July 2, 2007 (inception) to July 31, 2007.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

THE GOLF ALLIANCE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 5                 SUBSEQUENT EVENTS

(A)  Stock Issued for Cash
Subsequent to July 31, 2007, the Company entered into stock purchase agreements to issue 800,000 shares of common stock for cash of $80,000 ($0.10/share).

(B)     Repayment of Stockholder Loan

In the month of September 2007, the Company repaid $3,161 of a stockholder loan and accrued interest (See Note 3).

THE GOLF ALLIANCE CORPORATION
800,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALEIS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes ("NRS") and our bylaws.  Section 78.7502 of the NRS  provides  that a corporation may eliminate personal liability of an officer or  director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such  indemnification is limited if such party  acted in good faith and in a manner which he reasonably believed to be in or  not  opposed  to  the  best  interest  of  the corporation.

Our  articles of incorporation and bylaws allow us to indemnify our officers and directors  up  to  the  fullest  extent  permitted  by  Nevada  law,  but  such indemnification  is  not automatic.  Our bylaws provide that indemnification may not  be made to or on behalf of a director or officer if a final adjudication by a  court  establishes  that the director or officer's acts or omissions involved intentional  misconduct,  fraud,  or  a  knowing  violation  of  the law and was material  to  the  cause  of  action.

Unless  limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful,  on  the  merits  or  otherwise, in the defense of any proceeding to which  the  director  was a party because of being a director of the corporation against  reasonable  expenses  incurred  by  the director in connection with the proceeding.

We  have  been  advised  that,  in  the  opinion  of  the  SEC,  this  type  of indemnification  is against public policy as expressed in the Securities Act and  is,  therefore,  unenforceable.  In  the event  that  a  claim  for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suitor proceeding, is asserted by a director, officer  or controlling  person in  connection  with  the  securities  being registered,  we  will  submit  the question of whether indemnification by us is against  public policy to an appropriate court and will be governed by the final adjudication  of  the  case.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$2.46
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$20,000
Legal fees and expense	$30,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$50,002.46

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Nevada in July 2007 and 5,000,000 shares of common stock were issued John Fahlberg at the par value of $.00001 for the total purchase price of $50.. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to these individuals as founder shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Fahlberg had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.

This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In October 2007, we completed a Regulation D Rule 506 offering in which we sold 800,000 shares of common stock to 40 investors, at a price per share of $.10 for an aggregate offering price of $80,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

William T. Zanoni	20,000
Richard Davenport	20,000
Robert D. Russell	20,000
William A. Weinreich	20,000
Constance Claffey Larcher	20,000
John D. O’Brien	20,000
Norton R. Schonfeld, Jr.	20,000
John R. Comer	20,000
Scott C. Norrick	20,000
Andrew C. Currie, Jr.	20,000
Kenneth B. Woodrow	20,000
William K. Loe	20,000
Philip A. Pfaffly	20,000
Paul Donley	20,000
Thomas A. Skelton	20,000
Thomas R. Hunter	20,000
Marc F.G. Pons	20,000
Michael T. Donley	20,000
Barry Bauer	20,000
Thomas A. Peterson	20,000
Gary Kostow	20,000
Christian Conrad	20,000
John C. Conrad	20,000
Tracy C.H. Teal	20,000
Darrell Maloney	20,000
Max Lloyd	20,000
Christopher J. Garrity	20,000
Kurt Schmidt	20,000
Alan Boyd	20,000
Gregory A. Rubin	20,000
Ross Feuerhelm	20,000
Lou Ann Fahlberg	20,000
Melodye Aas	20,000
S. Jack Sauer	20,000
John M. O’Brien	20,000
Erin O’Brien	20,000
Conor O’Brien	20,000
Paul A. Moquist	20,000
Joyce E. Kobilka	20,000
Joseph C. Bastian	20,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering and made only to accredited investors in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §§ 230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United Statesor any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
21	Subsidiaries
23.1	Consent of Webb & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1
24	Power of Attorney

ITEM 28. UNDERTAKINGS.

The undersigned Registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

    (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Camp Hill, State of North Carolina on January 7, 2008.

THE GOLF ALLIANCE CORPORATION

By:	/s/ John Fahlberg
JOHN FAHLBERG
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, President, Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Fahlberg and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of The Golf Alliance Corporation) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/ s/ John Fahlberg
John Fahlberg
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, President, Chairman of the Board of Directors

January  7, 2008